SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                          PURSUANT TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


         Date of Report (Date of earliest event reported): May 22, 2000



                              CARVER BANCORP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                    0-21487                13-3904174
(State or other                   (Commission            (IRS Employer
jurisdiction of                   File Number)           Identification No.)
incorporation)


                              75 WEST 125TH STREET
                          NEW YORK, NEW YORK 10027-4512
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (212) 876-4747


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEMS 1-4, 6.     NOT APPLICABLE.

ITEM 5.     OTHER EVENTS.

         On May 22, 2000, Carver Bancorp, Inc. (the "Company") and BBC Capital Markets, Inc., a subsidiary of The Boston Bank of Commerce ("BBOC"), jointly announced that they have agreed to settle all outstanding litigation between them. Under the terms of the Settlement Agreement between the Company and BBOC, the Company has agreed to appoint Kevin Cohee and Teri Williams to the boards of directors of the Company and Carver Federal Savings Bank for terms ending on March 31, 2002. The Company has also agreed to hold its 2000 annual meeting no later than March 24, 2001. Pursuant to the Settlement Agreement, BBOC agreed to dismiss its claims against Carver, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Provender Opportunities Fund, L.P. ("Provender") seeking the nullification of preferred shares issued earlier this year to Morgan Stanley and Provender.

         The Company's press release, dated May 22, 2000, is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.



         EXHIBIT NO.                                DESCRIPTION
         -----------                                -----------
             99.1 Press Release, dated May 22, 2000, announcing the settlement of litigation with The Boston Bank of Commerce.

ITEMS 8 & 9.      NOT APPLICABLE.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CARVER BANCORP, INC.


                                     By:  /s/ Deborah C. Wright
                                         --------------------------------------
                                          Deborah C. Wright
                                          President and Chief Executive Officer


Date:    May 22, 2000

                                  EXHIBIT INDEX




       EXHIBIT                   DESCRIPTION
       -------                   -----------
         99.1 Press Release, dated May 22, 2000, announcing the settlement of litigation with The Boston Bank of Commerce.